Exhibit 10.4

PROS HOLDINGS, INC.
STOCK APPRECIATION RIGHTS AGREEMENT

PROS Holdings, Inc. has granted to the Participant named in the Notice of Grant of Stock Appreciation Rights (the "Grant Notice") to which this Stock Appreciation Rights Agreement (the "Agreement") is attached certain rights to receive payment based upon the appreciation in the value, if any, in the shares of Stock with respect to which such rights have been granted to the Participant and upon the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the PROS Holdings, Inc. 2007 Equity Incentive Plan (the "Plan"), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Award (the "Plan Prospectus"),accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1	Definitions. Whenever used herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice, the Plan or as set forth below:

(a)	"Exercise Date" means the effective date of exercise of the Award specified in the Participant's Exercise Notice, provided that such date shall not be earlier than the date of the Exercise Notice or later than the date of termination of the Award as provided in Section 5

(b)	"Right" means the right to receive payment, as provided in Section 3.4, of an amount equal to the excess, if any, of the Fair Market Value on the Exercise Date of one (1) share of Stock over the Exercise Price.

1.2	Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	EXERCISE OF THE AWARD.

3.1	Right to Exercise. Except as otherwise provided herein, the Award shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Award (as provided in Section 5) in an amount not to exceed the number of Vested Rights less the number of Rights for which the Award was previously exercised. In no event shall the Award be exercisable for more than the total Number of Rights awarded, as adjusted pursuant to Section 8.

3.2	Method of Exercise. Exercise of the Award shall be by means of electronic or written notice (the "Exercise Notice") in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Award shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant's election to exercise the Award, the number of Rights for which the Award is being exercised and such other representations and agreements as to the Participant's investment intent as may be required pursuant to the provisions of this Agreement with respect to such shares of Stock, if any, as the Participant acquires upon exercise of the Award. Further, each Exercise Notice must be received by the Company prior to the termination of the Award as set forth in Section 5. The Award shall be deemed to be exercised upon the last to occur of the date of receipt by the Company of such electronic or written Exercise Notice and the Exercise Date specified by the Exercise Notice.

3.3	Deemed Exercise of the Award. If, on the date on which Award would otherwise terminate or expire (other than as a result of termination of the Participant's Service for Cause), the Award remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of the Award, then any portion of the Award which has not previously been exercised and which is then exercisable shall automatically be deemed to be exercised with respect to such portion as of such date, which shall be treated as the Exercise Date.

3.4	Payment Upon Exercise of Rights. Upon the exercise (or deemed exercise pursuant to Section 3.3) of one or more Rights in accordance with the terms of this Agreement, the Participant (or the Participant's legal representative or other person who acquired the right to exercise such Rights by reason of the Participant's death) shall be entitled to receive payment of an amount for each Right exercised equal to the excess, if any, of the Fair Market Value on the Exercise Date of one (1) share of Stock over the Exercise Price (the "Spread"). No adjustment or payment shall be made for dividends declared with respect to the Stock, except as may be provided by Section 8. Payment of the aggregate Spread for the number of Rights exercised shall be made as soon as practicable following the Exercise Date by the issuance of a number of shares of Stock determined by dividing the aggregate Spread for the number of Rights exercised by the Fair Market Value on the Exercise Date of a share of Stock.

3.5	Tax Withholding.

(a)	In General. At the time the Award is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant pursuant to the Award or otherwise, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company, if any, which arise in connection with the Award. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

(b)	Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company's tax withholding obligations upon exercise of the Award withholding a number of whole shares of Stock otherwise deliverable to the Participant upon the exercise of the Award having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

3.6	Beneficial Ownership of Shares; Certificate Registration. In the event that payment upon exercise of the Award is made in full or in part in shares of Stock, the Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant. Except as provided by the preceding sentence, a certificate for the shares issued upon exercise of the Award shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.7	Restrictions on Grant of the Award and Issuance of Shares. The grant of the
Award and the issuance of shares of Stock upon exercise of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Award may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Award may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares issuable upon exercise of the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE AWARD MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE AWARD WHEN DESIRED EVEN THOUGH THE AWARD IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.8	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of an Award.

4.	NONTRANSFERABILITY OF THE AW ARD.

During the lifetime of the Participant, an Award shall be exercisable only by the
Participant or the Participant's guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Award, to the extent provided in Section 6, may be exercised by the Participant's legal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

5.	TERMINATION OF THE AWARD.

The Award shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Expiration Date, (b) the close of business on the last date for exercising the Award following termination of the Participant's Service as described in
Section 6, or (c) a Change in Control to the extent provided in Section 7.

6.	EFFECT OF TERMINATION OF SERVICE.

6.1	Award Exercisability. The Award shall terminate immediately upon the
Participant' s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable period as determined below and thereafter shall terminate.

(a)	Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Award, to the extent unexercised and exercisable for Vested Rights on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.

(b)	Death. If the Participant's Service terminates because of the death of the
Participant, the Award, to the extent unexercised and exercisable for Vested Rights on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Award by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant's termination of Service.

(c)	Termination for Cause. Notwithstanding any other provision of this
Agreement to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Award otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Award shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d)	Other Termination of Service. If the Participant's Service terminates for any reason, except Disability, death or Cause, the Award, to the extent unexercised and exercisable for Vested Rights by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Expiration Date.

6.2	Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of the Participant's Service for Cause, if the exercise of the Award within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.7, the Award shall remain exercisable until thirty (30) days after the date such exercise would no longer be prevented by such provisions, but in any event no later than the Expiration Date.

7.	EFFECT OF CHANGE IN CONTROL.

In the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 15.l(d) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of the Participant, assume or continue in full force and effect the Company's rights and obligations under all or any portion of the Award or substitute for all or any portion of the Award a substantially equivalent Award for rights with respect to the Acquiror's stock. For purposes of this Section, if so determined by the Committee, in its discretion, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.

In the event the Acquiror elects not to assume the Company's rights and obligations under the Award or substitute for the Award in connection with the Change in Control, any unexercised portion of the Award shall become immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control, provided that the Participant's Service has not terminated prior to such date. Any exercise of the Award that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control.

The Award shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Award is neither assumed by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, if the Participant's Service is terminated without Cause or the Participant voluntarily terminates the Participant's employment after a reduction of the Participant's base salary of fifteen percent
(15%) or greater without the Participant's express written consent within eighteen (18) months following the consummation of a Change in Control, the Award shall become immediately exercisable and vested in full as of the date of such termination. Such immediately exercisable and fully vested Award may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Expiration Date.

8.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and Exercise Price of Rights subject to the Award and the kind of shares subject to the Award, in order to prevent dilution or enlargement of the Participant's rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee in its sole discretion, may also make such adjustments in the terms of the Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

9.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of the shares for which the Award has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant's Service as a Director, an Employee or Consultant, as the case may be, at any time.

10.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Award in the possession of the Participant in order to carry out the provisions of this Section.

11.    MISCELLANEOUS PROVISIONS.

11.1    Termination or Amendment. The Committee may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 7 in connection with a Change in Control , no such termination or amendment may adversely affect the Award or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

11.2    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.3    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.

11.4    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)	Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company's stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 3.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)	Consent to Electronic Delivery. The Participant acknowledges that the

Participant has read Section 1l.4(a) of this Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Grant Notice and Exercise Notice, as described in Section 11.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 1l.4(a) or may change the electronic mail address to which such documents- are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.4(a).

11.5    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject· matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Agreement and the Plan shall survive any exercise of the Award and shall remain in full force and effect.

11.6	Applicable Law. This Agreement shall be governed by the laws of the
State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

11.7	Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.